                                  EXHIBIT 10(c)

                         EXECUTIVE DEFERRED COMPENSATION
                          PLAN, AS AMENDED AND RESTATED

                          WORTHINGTON INDUSTRIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             AS AMENDED AND RESTATED

                             EFFECTIVE JUNE 1, 2000

Worthington Industries, Inc. established the Executive Deferred Compensation Plan (the "Plan"), effective March 1, 1983 to provide selected key employees of Worthington Industries, Inc. and its subsidiaries with the option to defer the payment of a portion of their compensation. The Plan is amended and restated as follows, effective as of June 1, 2000.


                            ARTICLE I - INTRODUCTION


1.1      NAME AND ADOPTION OF PLAN.


         Worthington Industries, Inc. (the "Company") has adopted this Worthington Industries Executive Deferred Compensation Plan (the "Plan"). The Company also extends the Plan to any Company Subsidiary that adopts the Plan, subject to the terms described in Section 1.7.


1.2      PURPOSES OF PLAN.


         The purposes of the Plan are to provide deferred compensation for a select group of management or highly compensated employees of the Employers.


1.3      "TOP HAT" PENSION BENEFIT PLAN.


         The Plan is an "employee pension benefit plan" within the meaning of ERISA Section 3(2). The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).


1.4      PLAN UNFUNDED.


         The Plan is unfunded. All benefits will be paid from Employers' general assets, which will continue to be subject to the claims of Employers' creditors as described in Section 11.6.


1.5      EFFECTIVE DATE.


         The Plan initially became effective March 1, 1983. This amendment and restatement is effective as of June 1, 2000.


1.6      ADMINISTRATION.


         The Plan shall be administered by the Committee.

1.7.     PARTICIPATING EMPLOYERS.


         Any Company Subsidiary may become an Employer in the Plan upon mutual agreement between the Company and the Company Subsidiary. As a condition to becoming an Employer, each Company Subsidiary must
         (a) designate the Committee as the entity responsible for Plan administration, (b) delegate to the Company, the Committee and the Executive Committee all power and authority to interpret, amend or terminate the Plan, as described in this document, and to discharge the duties and responsibilities described in Article VIII and (c) subject to Section 11.6, guarantee the payment of any Plan benefits accrued by its Employees under the Plan. An entity that ceases to be an Employer will nevertheless remain responsible for any liabilities arising from or attributable to periods during which it was an Employer.


                    ARTICLE II - DEFINITIONS AND CONSTRUCTION

2.1      DEFINITIONS.


         For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:


         "ACCOUNT" means the bookkeeping account maintained by the Committee on behalf of each Participant pursuant to Article VI.


         "BASE SALARY" means the base rate of cash compensation paid by the Employers to or for the benefit of a Participant for services rendered or labor performed after the Effective Date including base pay a Participant could have received in cash in lieu of deferrals pursuant to Section 4.1 and contributions made on his behalf to any qualified retirement or cafeteria plan maintained by the Employers for that Participant.


         "BASE SALARY DEFERRAL" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1. However, no Participant may defer any portion of this Base Salary that is earned before the later of the Effective Date or the date that he files a properly completed Election Form with the Committee.


         "BENEFICIARY" means the person or persons designated by the Participant in accordance with Section 7.2.


         "BONUS COMPENSATION" means (a) sales commissions and (b) the amount awarded to a Participant for a Fiscal Quarter under the

         Employer's Executive Bonus Plan, Cash Profit Sharing Plan or a similar plan, including any amount the Participant could have received under such plan in cash in lieu of deferrals pursuant to Section 4.1 and contributions made on his behalf to any qualified retirement or cafeteria plan maintained by the Employer for the Participant.

         "BONUS DEFERRAL" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section
         4.1. However, no Participant may defer any portion of his Bonus Compensation that is established before the later of the Effective Date or the date that he files an Election Form.


         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with the rules, regulations and interpretations promulgated thereunder.


         "COMMITTEE" means the committee appointed to administer the Plan in accordance with Article VIII.


         "COMPANY" means Worthington Industries, Inc. and any successor thereto.


         "COMPANY SUBSIDIARY" means any entity which is (i) at least 100% owned, directly or indirectly, by the Company, and (ii) any other entity which is at least 30% owned, directly or indirectly, by the Company and which is designated as a Company Subsidiary for purposes of this Plan by the Committee. Indirect ownership will be determined by applying rules issued under Treas. Reg. Section 1.414(c)(4).


         "DEFERRAL DATE" means (a) with respect to amounts attributable to Base Salary and Bonus Deferrals, the earlier of (i) the Deferral Date selected by the Participant in the Election Form, which date must be at least one year after the end of the Quarter with respect to which the payment would otherwise be made, or (ii) the date of the Participant's death, and (b) unless the Employer selects a different Deferral Date with respect to amounts attributable to Employer Contributions at the time such contributions are made, the later of (i) the date the Participant reaches age 62 or (ii) the date the Participant ceases to be an Employee. To the extent provided in Section 7.3, the Committee shall have the right, in its sole discretion, (A) to accelerate a Participant's Deferral Date to the earlier of the date the participant
         (i) ceases to be an Employee of any Employer or (ii) turns age 70, and
         (B) to set other parameters on the Deferral Dates which it believes are appropriate.

         "DEFERRALS" means Base Salary Deferrals, Bonus Deferrals and Employer Contributors.


         "DIRECTORS" means the Board of Directors of the Company.


         "EFFECTIVE DATE" means March 1, 1983, with respect to the Plan and June 1, 2000 with respect to this amendment and restatement.


         "ELECTION FORM" means the written agreement (in the form attached to this document) entered into between the Participant and his Employer pursuant to which the Participant designates his Beneficiary and elects the amount of his Base Salary and/or his Bonus Compensation to be deferred into the Plan, the Deferral Date, the deemed investment and/or the form of payment for such amounts. Although a copy of the Election Form is attached to this document, it is not part of the Plan and may be changed by the Committee at any time.


         "EMPLOYEE" means any common-law employee of an Employer.


         "EMPLOYER" means the Company or a Company Subsidiary which has become a participating Employer in the Plan. A Company Subsidiary shall cease to be an Employer at such time as agreed between the Company and the Company Subsidiary or, if earlier, the date an Employer ceases to be a Company Subsidiary.


         "EMPLOYER CONTRIBUTION" means the amount, as determined by each Employer, credited by the Committee to the Account of a Participant as an Employer Contribution. Such amounts may vary by individual Participant at the sole discretion of the Employer.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


         "EXECUTIVE COMMITTEE" means the Executive Committee of the Directors.


         "FISCAL QUARTER" means any fiscal quarter of the Company (currently the three month periods ending on the last day of August, November, February, and May).


         "401(k) PLAN" means the Worthington Industries Deferred Profit Sharing Plan, as amended and restated.


         "PARTICIPANT" means each Employee who has been selected for participation the Plan and who has become a Participant pursuant to
         Article III.

         "PLAN" means this Worthington Industries Executive Deferred Compensation Plan, as amended from time to time.


         "PLAN YEAR" means the twelve consecutive month period commencing January 1 of each year-end ending on December 31. The first Plan Year shall begin on the Effective Date and end the following December 31.


         "POST EMPLOYMENT RATE" means the rate of interest established by the Committee from time to time as the Post Employment Rate which shall be the interest paid on Accounts after the Participant ceases employment with the Employers.


2.2      NUMBER AND GENDER.


         Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.


2.3      HEADINGS.


         The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the rest of the Plan, the text shall control.


                   ARTICLE III - PARTICIPATION AND ELIGIBILITY

3.1      PARTICIPATION.


         Participants in the Plan are those Employees who are both (a) members of a select group of highly compensated or management Employees of their Employer, as determined by the Committee, and (b) selected by the Committee, in its sole discretion, to be Participants. The Committee shall notify each Participant of his selection as a Participant and the time his participation may start. A Participant shall remain eligible to continue participation in the Plan until his participation ceases as set forth below in Section 3.3.


3.2      COMMENCEMENT OF PARTICIPATION.


         An Employee may commence participation in the Plan on the later of the date (i) the Committee approves his participation or (ii) with respect to Base Salary and Bonus Deferrals, he returns to the Committee a properly completed Election Form. However, neither the Company, the Employer, the Committee, the Plan nor any other person shall be liable to any person if the Committee inadvertently fails to notify him of his eligibility to be a Participant.


3.3      CESSATION OF PARTICIPATION.


         Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of the earlier of the date he (a) dies, (b) otherwise ceases to be an Employee of at least one of the Employers,
         (c) ceases to be a member of his Employer's select group of highly compensated or management employees but remains an Employee of any Employer, (d) any date designated by the Committee or (e) his Employer ceases to be a Company Subsidiary or an Employer (but only if he is then an Employee of the affected Employer). The Committee will notify a Participant if he is no longer eligible to be a Participant. A person who has ceased to actively participate in the Plan as described in this Section but who also remains an Employee, will continue to be entitled to all rights and benefits (and subject to all limitations) described in the Plan other than the right to make additional Base Salary or Bonus Deferrals or to receive additional Employer Contributions.


                             ARTICLE IV - DEFERRALS

4.1      DEFERRALS BY PARTICIPANT.


         Any Participant who desires to defer any portion of his Bonus Compensation and/or his Base Salary must complete and deliver to the Committee an Election Form in the form attached as Exhibit A, or in such other form as the Committee may prescribe. The Election Form with respect to Bonus Compensation must be filed prior to the date the amount of the Bonus is established or at such other time established by the Committee but in no case later than the last day of the second month of each Fiscal Quarter. An Election Form with respect to Base Salary must be filed at least by the 15th day of the month prior to the beginning of the Plan Year, as to which the election relates (or such greater or lesser period prior to such date as the Committee establishes for purposes of administrative convenience) and will relate only to Base Salary earned after the date the Committee receives the Participant's properly completed Election Form. Notwithstanding the foregoing, Base Salary Deferrals may be discontinued at any time by filing a new Election Form, such discontinuance to become effective as of the first day of the next Plan Year. Under no circumstances may a Participant's Deferral Election be made, modified or revoked retroactively. Once made, an Election Form will continue in effect until it is revoked or modified, subject to the limitations described above, even if a Participant transfers his employment between Employers.


         The Committee, in its discretion, may set limits on the amount of Base Salary and/or Bonus Compensation that may be deferred under the Plan.


4.2      TIME OF CREDIT OF DEFERRALS.


         Bonus Deferrals and Base Salary Deferrals shall be credited to the Account of each Participant at the same time as the Base Salary or Bonus Compensation would have otherwise been paid; provided that a Participant whose participation terminates (as described in Section 3.3) before such Deferred Compensation is credited to his Account will have the amounts deferred but not credited, paid to him in cash, without interest, as soon as reasonably possible after the date his participation ceases.


4.3      EMPLOYER CONTRIBUTIONS.


         The Employer may determine, in its sole discretion, to make Employer Contributions for any Participant or Participants as it elects. The amount of any Employer Contribution to be made for any Participant shall be determined in such manner as his Employer shall, in its sole discretion, deems appropriate and may be a different amount (or no amount) for each Plan Year and for each Participant. Employer Contributions shall be in the form of a credit to the Participant's Account.


4.4      TIMING OF EMPLOYER CONTRIBUTIONS.


         Employer Contributions will be credited to the Participant's Account as of the date specified by the Employer or, if no date is specified, as soon as administratively practical after they are declared.


         A Participant shall be notified within a reasonable time of any Employer Contribution to be made on his behalf under the Plan.


4.5      VESTING.


         A Participant shall be fully vested in his Account at all times except to the extent that the Employer establishes a deferred vesting schedule to apply to Employer Contributions made on or after the time the deferred vesting schedule is established.

                              ARTICLE V - EARNINGS

5.1      EARNINGS AND INVESTMENT.


         Amounts credited to a Participant's Account shall be credited with earnings and losses based on hypothetical investment directions made (or deemed to be made) by the Participant in accordance with investment options and procedures adopted and amended by the Committee from time to time. Any amounts credited to a Participant's Account to which a Participant does not provide investment direction (or as to which no direction is permitted) shall be credited with earnings as if the Participant shall have elected the investment option provided for in the Plan or determined from time to time by the Committee for cases where no investment option is made. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses. The Committee retains the right to change, amend or eliminate investment options and procedures as it shall deem appropriate in its sole discretion.


5.2      EARNINGS AFTER CESSATION OF PARTICIPATION.


         If the amount in a Participant's Account is to be paid in installments, the amount remaining unpaid after the first installment shall bear interest from the Deferral Date at the Post Employment Rate and no other investment options shall be available.


         If a former Participant who is no longer an Employee (or is employed by an entity that ceases to be an Employer or a Company Subsidiary) still has an Account in the Plan, the amount in the Account shall be credited with interest at the Post Employment Rate.


                              ARTICLE VI - ACCOUNTS

6.1      ESTABLISHMENT OF ACCOUNTS.


         The Committee will establish a separate bookkeeping account for each Participant. Such account shall be credited with the Base Salary Deferrals and Bonus Deferrals made by the Participant pursuant to
         Section 4.1, and Employer Contributions made by the Employer pursuant to Section 4.3 and credited or charged, as the case may be with the hypothetical investment results determined pursuant to Article V and taxes described in Section 6.4.


6.2      SUBACCOUNTS.


         Within each Participant's bookkeeping account, separate subaccounts shall be maintained to the extent necessary for the administration of the

         Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Dates, methods of payment or investment directions. Also, the Committee will separately account for amounts credited for each Participant while the Participant was an Employee of each Employer and will use this subaccount to account for Base Salary and Bonus Deferrals and Employer Contributions (and attributable earnings, losses and taxes described in Section 6.4) attributable to the Participant's employment with each Employer.


6.3      HYPOTHETICAL NATURE OF ACCOUNTS.


         The Accounts (or subaccounts) established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only, so that earnings and losses on the Base Salary Deferrals, Bonus Deferrals and Employer Contributions made to the Plan can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Employer for whom the Participant was an Employee when the Deferral (including attributable earnings and losses) was credited. Any liability of the Company, any Employer, the Committee or any other person to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Employers, their directors, officers or employees, nor any other person shall be deemed to be a trustee of or fiduciary with respect to any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between any Employer and a Participant, former Participant, Beneficiary, or any other Person.


6.4      REDUCTION FOR TAXES


         (a) If any taxing authority establishes that any Participant is in constructive receipt of any portion of his Account, the Committee may, in its discretion, distribute to the Participant all or any portion of the amount subject to that determination, reduced by the amount of any taxes imposed as a result of that determination.


         (b) Any employment or other taxes (such as wage taxes) that are imposed on Base Salary or Bonus Deferrals or Employer Contributions when those amounts are credited to a Participant's Account will be assessed against the affected Participant's other compensation or deducted from the Participant's Account to the extent his other compensation is not sufficient to pay those taxes.



                        ARTICLE VII - PAYMENT OF ACCOUNT

7.1      DISTRIBUTION AFTER DEFERRAL DATE


         (a) TIME OF DISTRIBUTION. DISTRIBUTION OF THAT PORTION OF A PARTICIPANT'S ACCOUNT WHICH IS NOT PREVIOUSLY DISTRIBUTED UNDER THE TERMS OF THE PLAN SHALL BE MADE AS SOON AS PRACTICABLE FOLLOWING THE DEFERRAL DATE FOR SUCH AMOUNTS, AND IN ANY EVENT NO LATER THAN JANUARY 31 OF THE YEAR FOLLOWING THE DEFERRAL DATE.


         (b) FORM OF PAYMENT OR PAYMENTS. A PARTICIPANT'S ACCOUNT BALANCE SHALL BE DISTRIBUTED IN ACCORDANCE WITH THE FORM OF PAYMENT ELECTED BY THE PARTICIPANT ON THE ELECTION FORM TO WHICH SUCH AMOUNTS RELATE. THE FORM OF PAYMENT WITH RESPECT TO AMOUNTS AND THE EARNINGS CREDITED THEREON MAY BE IN ANY OF THE FOLLOWING FORMS:


         (i)      A lump sum; or


         (ii) Other methods that the Committee, in its sole discretion, may allow.


         Installment payments, if permitted, shall be paid annually during January of each Plan Year. Each installment payment shall be determined by multiplying the Account balance by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to the Participant. Anything contained herein to the contrary notwithstanding, total distribution of a Participant's account must be made by the date such Participant attains age 85.

         (c) Changes to deferral date or form of payment. A participant may change (I) the form of payment of his account or (II) his deferral date by filing an amended election form; provided that such form must be received by the company no later than the earlier of (A) the end of the participant's tax year prior to the previously selected deferral date;
         (B) 12 months prior to the previously Selected Deferred Date; or (C) such earlier date, if any, as set by the committee. notwithstanding the foregoing, a participant may not change his deferral date unless such change is approved by the committee, such approval to be within the total discretion of the committee. The committee may adopt such guidelines as it deems appropriate in order to assure that any change in the deferral date and the approvals by the committee are consistent with the code and the rules and interpretations thereunder.


7.2      DISTRIBUTIONS UPON DEATH


         (a) Distribution on Death. Upon the Participant's death, the Participant's Account shall be distributed to the Participant's Beneficiary in one of the forms specified by the Participant from among those available under Section 7.1(b).


         (b) Designation of Beneficiaries.


         Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. A beneficiary designation shall be made by executing the beneficiary designation portion of the Election Form and filing the same with the Committee. Any such designation may be changed at any time by execution of a new beneficiary designation portion of the Election Form in accordance with this Section. If no such designation is on file with the Committee at the time of death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be the Participant's surviving spouse, if any, or if none, the executor, personal representative, or administrator of the Participant's probate estate, or his heirs-at-law, if there is no administration of such Participant's probate estate.


7.3      ACCELERATION OF DEFERRAL DATE AND PAYMENT.


         In the event a Participant ceases to be an Employee, the Committee may, in its sole discretion, elect to accelerate the Participant's Deferral Date to any date after he ceases to be an Employee, regardless of when the Participant's Deferral Date would otherwise occur. The Committee may also, in such case (and in the case of distributing death benefits under Section 7.2), accelerate the method of payment by shortening the number of installments selected by the Participant or by paying the Account in a lump sum, such payment to be made or to commence within a reasonable period after the accelerated Deferral Date.


7.4      UNCLAIMED BENEFITS


         In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Employer or Employers for whom the Participant was an Employee when the forfeited Deferral was credited to his Account, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Employer or Employers (or restored to the Plan by the Employer (without interest from the date it would have otherwise been paid) to whom the Account was initially forfeited. However, neither the Company any Employer, the Committee nor any other person is liable to restore any benefit forfeited under this Section to any other Employer.


7.5      HARDSHIP WITHDRAWALS.


         A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all or any part of a Participant's Account if the Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the smaller of (i) the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee or (ii) the affected Participant's Account balance as of the most recent Valuation Date. The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based. If a condition qualifies as a hardship under this Section and under the 401(k) Plan, a Participant must first withdraw all funds from this Plan before he may file a hardship withdrawal application under the 401(k) Plan.

                          ARTICLE VIII - ADMINISTRATION

8.1      COMMITTEE.


         The Plan shall be administered by a Committee appointed by the Executive Committee or the Directors. If no other Committee is so appointed, the Committee shall be the Compensation Committee of the Directors. The Committee shall be responsible for approving an Employer's designation of an Employee to be a Participant and for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing.


8.2      GENERAL POWERS OF ADMINISTRATION.


         The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves gross negligence or willful misconduct.


8.3      INDEMNIFICATION OF COMMITTEE.


         The Company and all Employers shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.


8.4      COSTS OF ADMINISTRATION.


         The costs of administering the Plan shall be borne by each Employer (in proportion to number of their Employees who are Participants) unless and until a Participant receives written notice of the imposition of administrative costs, with such costs to begin with the next Plan Year. Such costs may only be imposed prospectively and not retroactively for prior Plan Years. Such costs, if imposed, shall be charged against a Participant's Account and shall be uniform for all Plan Participants. Such costs shall not exceed standard fees for similarly designed non-qualified plans under administration by high quality third party administrators.


                 ARTICLE IX - DETERMINATION OF BENEFITS, CLAIMS
                          PROCEDURE AND ADMINISTRATION

9.1      CLAIMS


         A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company's then principal place of business.


9.2      CLAIM DECISION.

         Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.


         If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:


         (1)      The specific reason or reasons for such denial;


         (2) The specific reference to pertinent provisions of the Plan on which such denial is based;


         (3) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary.


         (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and


         (5) The time limits for requesting a review under Section 9.3 and for review under Section 9.4 hereof.


9.3      REQUEST FOR REVIEW.


         Within sixty (60) days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Executive Committee review the determination of the Committee. Such request must be addressed to the Executive Committee, at the Company's then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Executive Committee. If the Claimant does not request a review of the Committee's determination by the Executive Committee within such sixty
         (60) day period, he shall be barred and estopped from challenging the Committee's determination.


9.4      REVIEW OF DECISION


         Within sixty (60) days after the receipt of a request for review, the Executive Committee will review the determination rendered by the Committee. After considering all materials presented by the Claimant, the Executive Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Executive Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.



                          ARTICLE X - CHANGE IN CONTROL

10.1     EFFECT OF CHANGE IN CONTROL.


         (a) Notwithstanding any provision to the contrary contained herein, but subject to the following sentence, in the event of a Change of Control that affects an Employer, the Deferral Date for each Participant who has an Account credited with any amounts attributable to Deferrals made while an Employee of that Employer shall be accelerated to the date of the Change of Control and the Accounts shall be paid out as of such date, but only to the extent of the portion of the Account attributable to Deferrals made while an Employee of that Employer. The provisions of this Section 10.1 shall not apply to any Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board of the affected Employer, but only if a majority of the members of the Board of Directors then in office and acting upon such matters shall be Continuing Directors.


         (b) The liability to pay any benefit that is not distributed in connection with a Change in Control (or to pay other costs and expenses reference in Section 1.7) will remain the liability of the Employer incurring the Change in Control.

10.2 DEFINITIONS: For purposes of this Article, the following terms shall have the meanings set forth below:


         (a) A Change in Control shall have occurred (i) with respect to the Company when any "Person" (other than (A) the Company or any Company Subsidiary, (B) any employee benefit plan of the Company or a Company Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of the Company and beneficially owning in excess of ten percent (10%) of the outstanding shares of the Company and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and Associates, becomes an Acquiring Person and (ii) with respect to any Employer other than the Company, when it no longer meets the definition of Company Subsidiary. The occurrence of a Change in Control will be determined separately with respect to the Company and each Employer.


         (b) "Acquiring Person" means any "Person" (i.e., any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Company's Shares then outstanding.


         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor provision.


         (d) "Continuing Director" means any person who was a member of the Employer's board of directors on the Effective Date of the Plan or thereafter elected by the shareholders or appointed by the Employer's board of directors prior to the date as of which the Acquiring Person became a Substantial Shareholder (as such term is defined in Article Seventh of the Company's Amended Articles of Incorporation) or, a person designated (before his initial election or employment as a director) as a Continuing Director by three-fourths of the Employer's Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.


         (e) "Whole Board" means the total number of directors which the Employer would have if there were no vacancies.

                           ARTICLE XI - MISCELLANEOUS


11.1     PLAN NOT A CONTRACT OF EMPLOYMENT.


         The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between any Employer and any person or to be a commitment for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of any Employer or to restrict the right of any Employer to discharge any person at any time; nor shall the Plan be deemed to give any Employer the right to require any person to remain in the employ of any Employer or to restrict any person's right to terminate his employment at any time.


11.2     NON-ASSIGNABILITY OF BENEFITS.


         No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment hereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.


11.3     WITHHOLDING.


         All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employers under any applicable local, state or federal law.


11.4     AMENDMENT AND TERMINATION.


         The Directors may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant with respect to amounts already allocated to his Account (unless the affected Participant consents in writing to the application of that amendment), but this provision shall not be read to restrict the authority of the Directors or the Executive Committee or the Committee to change or limit investment options. The Directors or the Executive Committee may terminate the Plan at any time. Unless the Directors or the Executive Committee determines otherwise, in the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a single lump sum, determined as of the most recent Valuation Date, in full satisfaction of all such Participant's or Beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Executive Committee or an Officer of the Company and will bind each Employer without separate action.


11.5     NO TRUST CREATED.


         Nothing contained in this Plan, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Employer and the Participant, his Beneficiary, or any other person. The Company may establish a "grantor trust" (so-called "Rabbi Trust") under federal income tax law to aid in meeting the obligations created under this Plan, but the Company intends that the assets of any such trust will at all times remain subject to the claims of the Employers' general creditors (to the extent of the amounts credited for a Participant while he was an Employee of that Employer), and that the existence of any such trust will not alter the characterization of the Plan as "unfunded" for purposes of ERISA, and will not be construed to provide income to any Participant prior to actual payment under this Plan.


11.6     UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE.


         The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer for whom the Participant was an Employee when the Deferral to which the claim relates was credited to the claiming Participant's Account; no person shall have or acquire any interest in any such assets by virtue of the provisions of this Plan. The obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Plan under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer for whom the Participant was an Employee when the Deferral to which the claim relates was credited to the claiming Participant's Account; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of any Employer.


         In the event that, in its discretion, the Employer purchases an insurance policy or policies insuring the life of the Participant(or any other property) to allow the Employer to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. Except to the extent the Company may establish a Rabbi Trust as described in Section 11.5, no such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation hereunder. The existence of any such Rabbi Trust does not give a Participant, Beneficiary or other distributee, any interest, direct or beneficial, in any policy, policies or other property held in such a trust. A Participant's participation in the underwriting or other steps necessary to acquire such policy or policies may be required by the Committee and, if required, shall not be a suggestion of any beneficial interest in such policy or policies to a Participant.

11.7     SEVERABILITY.


         If any provision of this Plan shall be held illegal for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be constructed and enforced as if said illegal or invalid provision had never been included herein.


11.8     BINDING EFFECT.


         This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and each Employer and its successors and assigns.


11.9     GOVERNING LAWS.


         All provisions of the Plan shall be construed in accordance with the laws of Ohio, except to the extent preempted by federal law.


11.10    ENTIRE AGREEMENT.


         This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.


                ARTICLE XII - DEFERRALS ON OR AFTER JUNE 1, 2000

12.1     DEFERRALS ON OR AFTER JUNE 1, 2000.


         Unless the Committee otherwise determines, all Deferrals for periods beginning on or after June 1, 2000 by or for Employees who participate in both this Plan and the Worthington Industries, Inc. Non-Qualified Deferred

         Compensation Plan shall be made under the Non-Qualified Deferred Compensation Plan.


         IN WITNESS WHEREOF, the Company has caused the Plan, as amended and restated, to be executed as of June 1, 2000.




                                 WORTHINGTON INDUSTRIES, INC.

                                 By:      /s/ John P. McConnell
                                 Title:   Chairman & Chief Executive Officer